As filed with the Securities and Exchange Commission on April 1, 2013

Registration No. 333-182093

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENWORTH FINANCIAL, INC.   GENWORTH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

80-0873306	33-1073076
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

6620 West Broad Street Richmond, Virginia 23230 (804) 281-6000	6620 West Broad Street Richmond, Virginia 23230 (804) 281-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Leon E. Roday, Esq.

Senior Vice President,

General Counsel and Secretary

Genworth Financial, Inc.

6620 West Broad Street

Richmond, Virginia 23230

(804) 281-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Lefkowitz, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Aggregate Offering Price Amount of Registration Fee
Debt Securities
Common Stock
Preferred Stock	(1)
Warrants
Rights
Units (2)
Guarantees(3)

(1)	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.
(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to that certain Registration Statement on Form S-3 (No. 333-182093) (the “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Genworth Financial, Inc., a Delaware corporation (formerly named Sub XLVI, Inc.) (“Genworth Financial”), as the successor registrant to Genworth Holdings, Inc., a Delaware corporation (formerly named Genworth Financial, Inc.) (“Genworth Holdings” or “Predecessor Registrant”), to reflect a reorganization of the Predecessor Registrant into a new holding company structure.

To effect the reorganization, the Predecessor Registrant formed Genworth Financial and in turn caused Genworth Financial to form Sub XLII, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Genworth Financial (“Merger Sub”). The holding company organizational structure was implemented pursuant to Section 251(g) of the General Corporation Law of the State of Delaware by the merger of Merger Sub with and into the Predecessor Registrant (the “Merger”). The Predecessor Registrant survived the Merger as a direct, wholly-owned subsidiary of Genworth Financial and each outstanding share of capital stock of the Predecessor Registrant was converted in the Merger into a share of capital stock of Genworth Financial having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions thereof, as the share of the Predecessor Registrant’s capital stock being converted, and each share of Genworth Financial common stock outstanding was cancelled.

Following the Merger, Genworth Financial is the successor issuer to the Predecessor Registrant pursuant to Rule 414 under the Securities Act. Immediately following the Merger, Sub XLVI, Inc. changed its name to Genworth Financial, Inc. and the Predecessor Registrant changed its name to Genworth Holdings, Inc.

In accordance with paragraph (d) of Rule 414 under the Securities Act, Genworth Financial hereby expressly adopts the Registration Statement, including the prospectus contained in Part I thereof, as its own registration statement (except as specifically amended by this Amendment) for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

This Amendment is also being filed for the purpose of (i) registering guarantees of Genworth Financial as an additional class of securities that may be offered pursuant to the Registration Statement; (ii) adding Genworth Holdings as a co-registrant under the Registration Statement and registering the debt securities of Genworth Holdings as an additional class of securities that may be offered pursuant to the Registration Statement; and (iii) filing additional, related exhibits to the Registration Statement. Other than certain updates related to the passage of time and the changes noted above, no other changes or additions are being made hereby to the prospectus which forms a part of the Registration Statement. A description of each class of securities registered hereunder will be provided through one or more prospectus supplements filed pursuant to Rule 424(b), each of which will be deemed part of and included in the Registration Statement and prospectus that is part of the Registration Statement. This Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

GENWORTH FINANCIAL, INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

UNITS

GUARANTEES

GENWORTH HOLDINGS, INC.

DEBT SECURITIES

Genworth Financial, Inc. (“Genworth Financial”) may from time to time offer to sell senior or subordinated debt securities, common stock or preferred stock, either separately or represented by warrants or rights, as well as units that include any of these securities or securities of other entities. The debt securities may consist of debentures, notes or other types of debt and the guarantees will relate to senior or subordinated debt securities (including securities convertible into Genworth Financial common stock) issued by Genworth Holdings, Inc. (“Genworth Holdings”), a direct, wholly-owned subsidiary of Genworth Financial. Genworth Financial’s Class A Common Stock is listed on the New York Stock Exchange and trades under the ticker symbol “GNW.” The debt securities, preferred stock, warrants, rights and units may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities of Genworth Financial or debt or equity securities of one or more other entities.

Genworth Holdings may from time to time offer to sell its senior or subordinated debt securities. The debt securities may consist of debentures, notes or other types of debt (including securities convertible into Genworth Financial common stock). Any such debt securities issued by Genworth Holdings will be fully and unconditionally guaranteed by Genworth Financial.

Securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders.

Specific terms of any securities to be offered and the plan of distribution will be provided in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The principal executive offices of Genworth Financial and Genworth Holdings are located at 6620 West Broad Street, Richmond, Virginia 23230. Their telephone number is (804) 281-6000.

    Investing in these securities involves risks. See “Item 1A. Risk Factors” in Genworth Holding’s Annual Report on Form 10-K, filed on February 28, 2013, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2013

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that Genworth Holdings filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuers” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and which Genworth Financial adopted pursuant Rule 414 under the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus, any prospectus supplement and any free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement and any free writing prospectus. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us” and “our” are to Genworth Financial, Inc. and its consolidated subsidiaries, including Genworth Holdings.

WHERE YOU CAN FIND MORE INFORMATION

Genworth Financial files annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our internet address is www.genworth.com. However, the information on our website is not a part of this prospectus. In addition, you can inspect reports and other information filed by Genworth Financial at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Genworth Holdings has filed a registration statement (that Genworth Financial adopted) and related exhibits with the SEC under the Securities Act of 1933. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which Genworth Financial and Genworth Holdings have filed with the SEC. We are disclosing important information to you by referring you to those documents. The information that Genworth

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Financial and Genworth Holdings files later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Genworth Holdings’ (formerly Genworth Financial, Inc.) Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 28, 2013;

•	Genworth Holdings’ (formerly Genworth Financial, Inc.) Current Reports on Form 8-K filed on January 4, March 22 and March 28, 2013 (but only with respect to Item 1.01 and Exhibit 2.1);

•	Genworth Financial’s Current Reports on Form 8-K filed on April 1, 2013;

•

The description of Genworth Financial’s Class A Common Stock contained in the Registration Statement on Form 8-A filed with the SEC by Genworth Holdings (formerly Genworth Financial, Inc.) on May 24, 2004, as amended by the Current Report on Form 8-K filed by Genworth Financial on April 1, 2013; and

•	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Leon E. Roday, Senior Vice President, General Counsel and Secretary, Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230, Telephone No. (804) 281-6000.

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USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any debt securities, common stock, preferred stock, warrants, rights or units that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, the funding of our insurance operations, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions and repurchasing or redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

RATIO OF INCOME TO FIXED CHARGES

For purposes of determining the ratio of income to fixed charges, “income” consists of income from continuing operations before taxes and accounting changes and excluding income attributable to noncontrolling interests plus fixed charges from continuing and discontinued operations. “Fixed charges” consist of (1) interest expense on short-term and long-term borrowings, (2) dividends on Genworth Holdings’ 5.25% Cumulative Series A Preferred Stock (until 2011) and (3) the portion of operating leases that are representative of the interest factor.

The following table sets forth Genworth Holdings’ ratio of income to fixed charges for the periods indicated:

	Years ended December 31,
	2012	2011	2010	2009	2008
Ratio of income to fixed charges (including interest credited to investment contractholders)	1.35	1.01	0.81	0.32	0.40
Ratio of income (loss) to fixed charges (excluding interest credited to investment contractholders) (1)	1.92	1.03	0.46	(1.32)	(1.19)

(1)	For the years ended December 31, 2010, 2009 and 2008, our deficiency in income necessary to cover fixed charges was $252 million, $945 million and $1,067 million, respectively.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, common stock, preferred stock, warrants, rights, units or guarantees that may be offered under this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference.

PLAN OF DISTRIBUTION

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

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EXPERTS

The consolidated financial statements and related financial statement schedules for Genworth Holdings, Inc. (formerly known as Genworth Financial, Inc.) as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, included in Genworth Holdings’ Annual Report on Form 10-K for the year ended December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The reports refer to the January 1, 2012 retrospective adoption of guidance relating to the presentation of comprehensive income and a change in accounting for costs associated with acquiring and renewing insurance contracts, and the retrospective change in method of accounting for the liability of future policy benefits for level premium term life insurance policies. The aforementioned reports also refer to a change in the method of accounting for embedded credit derivatives and variable interest entities in 2010.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth the expenses of Genworth Financial, Inc. (the “Genworth Financial”) and Genworth Holdings, Inc. (“Genworth Holdings” and together with Genworth Financial, the “Registrants”) in connection with the offering described in this Registration Statement (all of which will be borne by the Registrants). All amounts shown are estimated.

SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Audit fees and expenses		+
Miscellaneous expenses		+
Trustee fees and expenses		+

Total	$	+

*	In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee for the securities offered by this prospectus.
+	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transactions from which the director derived an improper personal benefit.

Each Registrant’s amended and restated certificate of incorporation provides that such Registrant will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to such Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law.

Each Registrant maintains policies of directors’ and officers’ liability insurance.

Item 16. Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 1, 2013, among Genworth Holdings, Inc. (formerly Genworth Financial, Inc.), Genworth Financial, Inc. (formerly Sub XLVI, Inc.) and Sub XLII, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K dated April 1, 2013)

2.2	Stock Purchase Agreement, dated as of March 27, 2013, by and among Genworth Holdings, Inc. (formerly Genworth Financial, Inc.) and AqGen Liberty Holdings LLC, AqGen Liberty Management I, Inc., AqGen Liberty Management II, Inc. and AqGen Liberty Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K dated March 28, 2013)

4.1	Amended and Restated Certificate of Incorporation of Genworth Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated April 1, 2013)

4.2	Amended and Restated Bylaws of Genworth Financial, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K dated April 1, 2013)

4.3	Specimen Class A Common Stock certificate of Genworth Holdings, Inc. (formerly Genworth Financial, Inc.) (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2012)

4.4	Indenture, dated as of June 15, 2004, between Genworth Holdings, Inc. (formerly Genworth Financial, Inc.) and The Bank of New York Mellon (successor to JPMorgan Chase Bank), as Trustee (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2004)

4.5	Supplemental Indenture No. 1, dated as of June 15, 2004, between Genworth Holdings, Inc. (formerly Genworth Financial, Inc.) and The Bank of New York Mellon (successor to JPMorgan Chase Bank), as Trustee (incorporated by reference to Exhibit 4.11 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2004)

4.6	Supplemental Indenture No. 2, dated as of September 19, 2005, between Genworth Holdings, Inc. (formerly Genworth Financial, Inc.) and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated September 19, 2005)

4.7	Supplemental Indenture No. 4, dated as of May 22, 2008, between Genworth Holdings, Inc. (formerly Genworth Financial, Inc.) and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated May 22, 2008)

4.8	Supplemental Indenture No. 5, dated as of December 8, 2009, between Genworth Holdings, Inc. (formerly Genworth Financial, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated December 8, 2009)

4.9	Supplemental Indenture No. 6, dated as of June 24, 2010, between Genworth Holdings, Inc. (formerly Genworth Financial, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated June 24, 2010)

4.10	Supplemental Indenture No. 7, dated as of November 22, 2010, between Genworth Holdings, Inc. (formerly Genworth Financial, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated November 22, 2010)

4.11	Supplemental Indenture No. 8, dated as of March 25, 2011, between Genworth Holdings, Inc. (formerly Genworth Financial, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated March 25, 2011)

4.12	Supplemental Indenture No. 9, dated as of April 1, 2013, among Genworth Holdings, Inc., Genworth Financial, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated April 1, 2013)

4.13	Indenture, dated as of November 14, 2006, between Genworth Holdings, Inc. (formerly Genworth Financial, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated November 14, 2006)

4.14	First Supplemental Indenture, dated as of November 14, 2006, between Genworth Holdings, Inc. (formerly Genworth Financial, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K dated November 14, 2006)

4.15	Second Supplemental Indenture, dated as of April 1, 2013, among Genworth Holdings, Inc., Genworth Financial, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K dated April 1, 2013)

5.1	Opinion of Weil, Gotshal & Manges LLP (1)

12.1	Statement of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2012)

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (1)

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (1)

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as trustee, with respect to senior debt securities (2)

25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as trustee, with respect to subordinated debt securities (2)

(1)	Filed herewith
(2)	Previously filed

Item 17. Undertakings

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

(9) To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this post-effective amendment to Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on April 1, 2013.

GENWORTH FINANCIAL, INC.

By:	/s/ Thomas J. McInerney

Thomas J. McInerney
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. McInerney	President and Chief Executive Officer;	April 1, 2013
Thomas J. McInerney	Director (Principal Executive Officer)

/s/ Martin P. Klein	Executive Vice President and Chief	April 1, 2013
Martin P. Klein	Financial Officer (Principal Financial Officer)

/s/ Kelly L. Groh	Vice President and Controller	April 1, 2013
Kelly L. Groh	(Principal Accounting Officer)

/s/ Steven W. Alesio	Director	April 1, 2013
Steven W. Alesio

/s/ William H. Bolinder	Director	April 1, 2013
William H. Bolinder

/s/ Nancy J. Karch	Director	April 1, 2013
Nancy J. Karch

/s/ Christine B. Mead	Director	April 1, 2013
Christine B. Mead

/s/ David M. Moffett	Director	April 1, 2013
David M. Moffett

/s/ Thomas E. Moloney	Director	April 1, 2013
Thomas E. Moloney

/s/ James A. Parke	Director	April 1, 2013
James A. Parke

/s/ James S. Riepe	Director	April 1, 2013
James S. Riepe

/s/ G. Kent Conrad	Director	April 1, 2013
G. Kent Conrad

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this post-effective amendment to Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on April 1, 2013.

GENWORTH HOLDINGS, INC.

By:	/s/ Thomas J. McInerney

Thomas J. McInerney
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. McInerney	President and Chief Executive Officer	April 1, 2013
Thomas J. McInerney	(Principal Executive Officer)

/s/ Martin P. Klein	Executive Vice President and Chief	April 1, 2013
Martin P. Klein	Financial Officer; Director (Principal Financial Officer)

/s/ Kelly L. Groh	Vice President and Controller	April 1, 2013
Kelly L. Groh	(Principal Accounting Officer)

/s/ Gary T. Prizzia	Director	April 1, 2013
Gary T. Prizzia

/s/ Leon E. Roday	Director	April 1, 2013
Leon E. Roday